Exhibit 4.5

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (AS DEFINED IN THE INDENTURE), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK MELLON, LONDON BRANCH, ACTING AS COMMON DEPOSITARY ON BEHALF OF CLEARSTREAM AND EUROCLEAR OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITORY (AND ANY PAYMENT IS MADE TO THE BANK OF NEW YORK MELLON, LONDON BRANCH OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE BANK OF NEW YORK MELLON, LONDON BRANCH, ACTING AS COMMON DEPOSITARY ON BEHALF OF CLEARSTREAM AND EUROCLEAR, HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF THE COMMON DEPOSITARY OR A NOMINEE OF THE COMMON DEPOSITARY OR A SUCCESSOR COMMON DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE COMMON DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE COMMON DEPOSITARY TO A NOMINEE OF THE COMMON DEPOSITARY OR BY A NOMINEE OF THE COMMON DEPOSITARY TO THE COMMON DEPOSITARY OR ANOTHER NOMINEE OF THE COMMON DEPOSITARY OR BY THE COMMON DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR COMMON DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR COMMON DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

THE NOTES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER ANY OF THE NOTES REPRESENTED HEREBY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM ANY OF THE NOTES REPRESENTED HEREBY ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION”, “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

No. 1 Principal Amount $20,000,000.00
as revised by the Schedule of Increases
or Decreases in the Global Note attached hereto
ISIN XS1744725562

FEDERATED NATIONAL HOLDING COMPANY
Senior Unsecured Fixed Rate Notes due 2022

Federated National Holding Company, a corporation organized under the laws of Florida, for value received, hereby promises to pay to The Bank of New York Depository (Nominees) Limited, the registered Holder hereof, as nominee of Clearstream Banking, société anonyme, as common depositary for Euroclear Bank, S.A./N.V and Clearstream Banking, société anonyme, or registered assigns in accordance with the terms and conditions hereof, the initial principal amount set forth on the Schedule of Increases or Decreases in the Global Note attached hereto, as revised by the Schedule of Increases or Decreases in the Global Note attached hereto, on December 29, 2022, together with interest on the then outstanding principal amount of the Notes on each Quarterly Payment Date at the rate per annum and terms specified herein.

Quarterly Payment Dates: March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 2018 and ending on December 31, 2022, or if any such day is not a London Banking Day, the next succeeding day that is a London Banking Day.

Record Dates: Three London Banking Days immediately preceding such Quarterly Payment Date.

Additional provisions of this Note are set forth on the reverse side of this Note. Capitalized terms used and not otherwise defined herein are defined in the Indenture dated as of December 28, 2017 and Supplemental Indenture No. 2 thereto dated as of December 29, 2017 (as hereafter amended, supplemented or otherwise modified and in effect from time to time, the “Indenture”), among the Company, The Bank of New York Mellon, as Trustee (in such capacity, the “Trustee”), The Bank of New York Mellon, London Branch, as Paying Agent (in such capacity, the “Paying Agent”), and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Registrar (in such capacity, the “Registrar”).

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to above and on the reverse side hereof, or be valid or obligatory for any purpose.

FEDERATED NATIONAL HOLDING COMPANY

By:	/s/ Ronald Jordan
Name: Ronald Jordan
Title: CFO

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Notes of the Class designated as the 2022 Notes referred to in the Indenture.
THE BANK OF NEW YORK MELLON,
as Trustee,

		By:	/s/ Arsala Kidwai
Authorized Signatory

Date:	December 29. 2017

Senior Unsecured Fixed Rate Notes due 2022

1.             Principal and Interest

Federated National Holding Company, a corporation organized under the laws of Florida (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), for value received, promises to pay (a) the outstanding principal amount of the Notes on December 29, 2022 and (b) interest on the then outstanding principal amount of the Notes on each Quarterly Payment Date at the rate per annum specified below.

The Company shall pay interest in arrears on the then-outstanding principal amount of Notes at a rate per annum equal to the Interest Rate on March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 2018 and ending on December 31, 2022 (each, a “Quarterly Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from December 29, 2017 (each, an “Interest Accrual Period”). The Company shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Notes to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

“Egan Jones” means Egan Jones Rating Company, or any successor thereto.

“Interest Rate” means a per annum rate equal to (a) 8.375% for each Interest Accrual Period for which a Step-up Event is not in effect at all times during such Interest Accrual Period; or (b) for each Interest Accrual Period for which a Step-up Event is in effect at any point during such Interest Accrual Period, 8.375% plus an additional 50 basis points for each notch downgrade of the Company below “BBB” by Egan Jones Rating Company, or any successor thereto.

“London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

“Step-up Event" shall occur and be in effect for any Interest Accrual Period or part thereof for which the 2022 Notes cease to be rated at least “BBB” by Egan Jones. The Company shall notify the Trustee in writing of any Step-up Event within three Business Days following such Step-up Event. The Trustee shall not be charged with knowledge of a Step-up Event unless and until it has received written notice of such Step-up from either (i) the Company or (ii) Holders representing a majority of the outstanding principal amount of the 2022 Notes.

2.             Method of Payment

By no later than 10:00 a.m. (New York time) on the Business Day prior to which any principal of, premium, if any, or interest on any Note is due and payable, the Company shall irrevocably deposit with the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest (other than Definitive Notes). Interest (except Defaulted Interest) shall be due and payable to the Persons who are registered Holders of Notes at the close of business on one Business Day immediately preceding the Record Date for such Quarterly Payment Date unless Notes are cancelled, repurchased, or redeemed after the Record Date and before the Quarterly Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by the Company by the transfer of immediately available funds to the accounts specified by the Depositary. The Company shall make all payments in respect of a Definitive Note (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof.

3.             Paying Agent and Registrar

Initially, The Bank of New York Mellon, London Branch shall act as Paying Agent and The Bank of New York Mellon SA/NV, Luxembourg Branch, shall act as Registrar.  The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to the Holders. The Company may act as Paying Agent, Registrar or co-registrar.

4.             Indenture

The Company issued the Notes under the Indenture. The terms of the Notes include those stated in the Indenture, and all capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Securities Act for a statement of those terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Notes are senior unsecured obligations of the Company. This Note is one of the Senior Unsecured Fixed Rate Notes due 2022 referred to in the Indenture (herein called “Notes”). The Indenture, among other things, imposes certain covenants including as specified in Article III. The Indenture also imposes requirements with respect to the provision of financial information. The Indenture also contains certain exceptions to the foregoing, and this description is qualified in its entirety by reference to the Indenture.

5.             No Optional Redemption by the Company; Repurchase upon Change of Control. The Notes shall not be redeemable by the Company in whole or in part at any time, except that the Notes may be the subject of a Change of Control Offer, as further described in the Indenture. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6.             Denominations; Transfer; Exchange

The Notes are in registered form without coupons in initial denominations of $100,000 principal amount and integral multiples of $1,000 thereafter. A Holder may transfer or exchange Notes in accordance with the Indenture. The Trustee and the Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes for a period beginning three London Banking Days before a Quarterly Payment Date and ending on such Quarterly Payment Date.

7.             Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

8.             Unclaimed Money

If money for the payment of the principal of or premium, if any, or interest remains unclaimed for two years, the Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

9.             Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations sufficient for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

10.           Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Notes may be amended as it relates to a particular Class with the written consent of the Holders of at least a majority in principal amount of such Class of Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for Notes) and (ii) any default (other than (x) with respect to nonpayment or (y) in respect of a provision that cannot be amended without the written consent of each Holder affected) or noncompliance with any provision as it relates to a particular Class may be waived with the written consent of the Holders of a majority in principal amount of such Class of Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV of the Indenture in respect of the assumption by a Successor Company of an obligation of the Company under the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or otherwise in accordance with the Indenture, or to add additional covenants or surrender rights and powers conferred on the Company, or to make any change that does not adversely affect the rights of any Holder in any material respect.

11.           Defaults and Remedies

Under the Indenture, and subject to the terms and provisions of the Indenture, Events of Default include, without limitation: (i) default in payment of interest when due on the Notes; (ii) default in payment of the principal of or premium, if any, on the Notes at maturity, upon option redemption, upon required repurchase, upon declaration of acceleration or otherwise; (iii) failure by the Company to comply with its obligations under Section 3.13 or Article IV of the Indenture, (iv) failure by the Company to comply with certain other provisions or agreements in the Indenture and the Notes, in certain cases subject to notice and lapse of time; (v) default in other payment obligations of the Company; (vi) certain events of bankruptcy or insolvency with respect to the Company or any Subsidiary; (vii) certain final judgments or decrees for the payment of money in excess of $1,000,000; and (viii) breach by the Company in any material respect of any representation or covenant made to the Holders in the Note Purchase Agreement, each subject to any applicable grace periods as set forth in the Indenture or Note Purchase Agreement, as applicable.

If an Event of Default occurs and is continuing, the Trustee or Holders of at least majority in aggregate principal amount of the outstanding Notes then outstanding of the applicable Class may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency with respect to the Company are Events of Default, which shall result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless the Trustee receives indemnity and/or security satisfactory to the Trustee. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes of the applicable Class may direct the Trustee in its exercise of any trust or power.

12.           Trustee Dealings with the Company

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes, subject to the terms and conditions of the Indenture. Additionally, the Trustee may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

13.           No Recourse Against Others

A director, officer, employee, incorporator or stockholder of the Company or any Subsidiary shall not have any liability for any obligations of the Company or any Subsidiary under the Notes or the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Notes.

14.           Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

15.           Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and UIGIMIA (=Uniform Gift to Minors Act).

16.           ISIN Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures the Company has caused ISIN numbers to be printed on the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers placed thereon.

17.           Successor Entity

When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default or Event of Default exists and all other conditions of the Indenture are satisfied, the predecessor entity will be released from those obligations.

18.           Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

Federated National Holding Company
14050 N.W. 14th Street
Suite 180
Sunrise, FL 33323
Attention:  Chief Financial Officer

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of the Note shall be $ [                       ]. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following such Decrease or Increase	Signature of authorized signatory of Registrar or Common Depositary

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D.. No.)

and irrevocably appoint                   agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:

(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

FORM OF CERTIFICATE OF TRANSFER

Federated National Holding Company
14050 N.W. 14th Street
Suite 180
Sunrise, FL 33323
Attention:  Chief Financial Officer

The Bank of New York Mellon SA/NV, Luxembourg Branch, as Registrar
Structured Products Services
International Corporate Trust
Vertigo Building - Polaris – 2-4 rue Eugène Ruppert - L-
2453 Luxembourg / AIM# EB6-0000
Attention: Luc Biever: +(352) 24-52-5320
Julie Babigeon-Fourrière: +(352) 24-52-5317
Sebastien Loiseau: +(352) 24-52-4436
Fax: +(352) 24-52-4204
Email: LUXMB_SPS@bnymellon.com

The Bank of New York Mellon, as Trustee
101 Barclay Street, Floor 7E
New York, New York 10286
Attention:  Corporate Trust Administration

Re: Senior Unsecured Fixed Rate Notes due 2022

Reference is hereby made to the Indenture dated as of December 28, 2017 and Supplement No. 2 thereto dated as of December 29, 2017 (as hereafter amended, supplemented or otherwise modified and in effect from time to time, the “Indenture”), among the Company, The Bank of New York Mellon, as Trustee (in such capacity, the “Trustee”), The Bank of New York Mellon, London Branch, as Paying Agent (in such capacity, the “Paying Agent”), and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Registrar (in such capacity, the “Registrar”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                               (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $              in such Note[s] or interests (the “Transfer”), to                           (the “Transferee”), as further specified in Annex A hereto.. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.	☐
Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.	☐
Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.	☐
Check and complete if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)	☐	such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
Or
(b)	☐	or such Transfer is being effected to the Company or a subsidiary thereof;
Or
(c)	☐	such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.	☐	Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)	☐
Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, or Restricted Definitive Notes and in the Indenture.

(b)	☐
Check if Transfer is pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, or Restricted Definitive Notes and in the Indenture.

(c)	☐
Check if Transfer is pursuant to other exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

FORM OF CERTIFICATE OF EXCHANGE

Federated National Holding Company
14050 N.W. 14th Street
Suite 180
Sunrise, FL 33323
Attention:  Chief Financial Officer

The Bank of New York Mellon SA/NV, Luxembourg Branch, as Registrar
Structured Products Services
International Corporate Trust
Vertigo Building - Polaris – 2-4 rue Eugène Ruppert - L-
2453 Luxembourg / AIM# EB6-0000
Attention: Luc Biever: +(352) 24-52-5320
Julie Babigeon-Fourrière: +(352) 24-52-5317
Sebastien Loiseau: +(352) 24-52-4436
Fax: +(352) 24-52-4204
Email: LUXMB_SPS@bnymellon.com

The Bank of New York Mellon, as Trustee
101 Barclay Street, Floor 7E
New York, New York 10286
Attention:  Corporate Trust Administration

Re: Senior Unsecured Fixed Rate Notes due 2022

Reference is hereby made to the Indenture dated as of December 28, 2017 and Supplement No. 2 thereto dated as of December 29, 2017 (as hereafter amended, supplemented or otherwise modified and in effect from time to time, the “Indenture”), among the Company, The Bank of New York Mellon, as Trustee (in such capacity, the “Trustee”), The Bank of New York Mellon, London Branch, as Paying Agent (in such capacity, the “Paying Agent”), and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Registrar (in such capacity, the “Registrar”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                                        (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                          in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Transferor hereby certifies that:

1.	Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

(a)	☐
Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)	☐
Check if Exchange is from a beneficial interest in a Restricted Global Note to an Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)	☐
Check if Exchange is from a Restricted Definitive Note to a beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)	☐
Check if Exchange is from a Restricted Definitive Note to an Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.	Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a)	☐
Check if Exchange is from a beneficial interest in a Restricted Global Note to an Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)	☐
Check if Exchange is from a Restricted Definitive Note to a beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] _ 144A Global Note, _ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Owner]

By:
Name:
Title:

Dated: